UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 10, 2013 (December 4, 2013)

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

TEXAS	001-34404	75-0970548
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 4, 2013, Dawson Geophysical Company (the “Company”) entered into a new term note arrangement dated as of December 2, 2013 (the “Fourth Term Note”) with Western National Bank to finance up to $10,000,000 of additional equipment purchases. Concurrently with the execution of the Fourth Term Note, the Company entered into a Security Agreement securing the Company’s obligations under the Fourth Term Note (the “Fourth Term Note Security Agreement”), covering the Company’s accounts receivable, equipment and related collateral. The Fourth Term Note allows the Company to borrow from time to time up to $10.0 million to purchase equipment. The Fourth Term Note bears interest at an annual fixed rate equal to 3.16% and matures with all outstanding balances due on December 2, 2016. On December 5, 2013, the Company borrowed the full amount of $10,000,000 under the Fourth Term Note to purchase recording equipment.

The foregoing description is a summary of the Fourth Term Note and Fourth Term Note Security Agreement and is qualified in its entirety by reference to the Fourth Term Note and Fourth Term Note Security Agreement, copies of which are included as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Multiple Advance Term Note Agreement, dated as of December 2, 2013, between the Company and Western National Bank.

10.2	—	Security Agreement, dated as of December 2, 2013, between the Company and Western National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: December 10, 2013	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Multiple Advance Term Note Agreement, dated as of December 2, 2013, between the Company and Western National Bank.

10.2	—	Security Agreement, dated as of December 2, 2013, between the Company and Western National Bank.